Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR THIRD QUARTER 2018

•	Diluted EPS of $0.65; $0.64, as adjusted

•	Operating margin of 39.9%; 40.2%, as adjusted

•	Ending AUM of $60.1 billion; average AUM of $60.4 billion

•	Net outflows of $76 million

NEW YORK, NY, October 17, 2018—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended September 30, 2018.

Financial Highlights (Unaudited)

For the Periods
(in thousands, except percentages and per share data)	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
U.S. GAAP
Revenue (1)	$98,331	$94,410	$96,787
Expenses (1)	$59,108	$58,123	$55,814
Operating income (loss)	$39,223	$36,287	$40,973
Non-operating income (loss)	$1,047	$(778)	$2,327
Net income attributable to common stockholders (2)	$30,790	$29,959	$25,082
Diluted earnings per share	$0.65	$0.63	$0.53
Operating margin	39.9%	38.4%	42.3%

As Adjusted (3)
Net income attributable to common stockholders (2)	$30,272	$27,865	$25,651
Diluted earnings per share	$0.64	$0.59	$0.55
Operating margin	40.2%	38.7%	41.8%
_________________________

(1)    The presentation for the third quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Net income for the second and third quarters of 2018 reflected the lower U.S. federal statutory tax rate of 21% due to the Tax Cuts and Jobs Act.
(3)    The “As Adjusted” amounts represent non-GAAP financial measures. Refer to pages 18-19 for reconciliations to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the third quarter of 2018 was $98.3 million, an increase of 4.2% from $94.4 million for the second quarter of 2018. Higher average assets under management and one more day in the quarter resulted in the following changes in investment advisory and administration fees:

•	Institutional account revenue increased $1.1 million to $25.9 million;

•	Open-end fund revenue increased $1.9 million to $42.4 million; and

•	Closed-end fund revenue increased $728,000 to $19.9 million.
Expenses
Expenses for the third quarter of 2018 were $59.1 million, an increase of 1.7% from $58.1 million for the second quarter of 2018. The change was primarily due to:

•	Higher employee compensation and benefits of $620,000, primarily due to salaries and incentive compensation attributable to increased headcount;

•
Higher distribution and service fees expense of $770,000, primarily due to higher average assets under management in U.S. open-end funds and incremental revenue sharing and sub-transfer agent fees on certain assets by one of the Company’s intermediaries; and

•	Lower general and administrative expenses of $338,000, primarily due to fewer sponsored and hosted conferences.
Operating Margin
Operating margin was 39.9% for the third quarter of 2018, compared with 38.4% for the second quarter of 2018.
Non-operating Income (Loss)
Non-operating income for the third quarter of 2018 was $1.0 million, compared with a non-operating loss of $778,000 for the second quarter of 2018 and is comprised of the following:

•
Interest and dividend income, which included $1.6 million and $2.0 million of interest and dividend income from seed investments and $1.1 million and $836,000 of interest on corporate cash for the third quarter of 2018 and second quarter of 2018, respectively;

•
Gain (loss) from investments, which included net realized and unrealized gains of $413,000 for the third quarter of 2018, compared with net realized and unrealized losses of $603,000 for the second quarter of 2018;

•
Foreign currency gains (losses), which included net losses of $2.4 million and $4.0 million attributable to consolidated seed investments and net gains of $226,000 and $955,000 attributable to foreign currency related activities for the third quarter of 2018 and second quarter of 2018, respectively; and

•
Net loss attributable to redeemable noncontrolling interest of $1.1 million for the third quarter of 2018, compared with $4.4 million for the second quarter of 2018. Net (income) loss attributable to redeemable noncontrolling interest represents third-party interests in consolidated funds.

Income Taxes
The effective tax rate for the third quarter of 2018 was 25.50%, compared with 24.91% for the second quarter of 2018. The effective tax rate for the third quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to state and local taxes. The effective tax rate for the second quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to state and local taxes, partially offset by a benefit related to an adjustment of the Company's transition tax liability in connection with the Tax Cuts and Jobs Act.
As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Refer to pages 18-19 for reconciliations to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the third quarter of 2018 was $98.2 million, compared with $94.2 million for the second quarter of 2018.
Revenue, as adjusted, excluded investment advisory and administration fees attributable to the consolidation of certain of the Company's seed investments for all periods presented.
Expenses
Expenses, as adjusted, for the third quarter of 2018 were $58.7 million, compared with $57.8 million for the second quarter of 2018.
Expenses, as adjusted, excluded general and administrative expenses attributable to the consolidation of certain of the Company's seed investments for both the second and third quarters of 2018.
Operating Margin
Operating margin, as adjusted, for the third quarter of 2018 was 40.2%, compared with 38.7% for the second quarter of 2018.
Non-operating Income (Loss)
Non-operating income, as adjusted, for the third quarter of 2018 was $1.1 million, compared with $837,000 for the second quarter of 2018.
Non-operating income (loss), as adjusted, excluded results from the Company's seed investments as well as net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries for both the second and third quarters of 2018.

Income Taxes
The effective tax rate, as adjusted, was 25.25% for both the second and third quarters of 2018.
The effective tax rate, as adjusted, for the third quarter of 2018 excluded the income tax effects related to the non-GAAP adjustments discussed above. The effective tax rate, as adjusted, for the second quarter of 2018 excluded amounts attributable to an adjustment of the Company's transition tax liability in connection with the Tax Cuts and Jobs Act, the income tax effects related to the non-GAAP adjustments discussed above as well as the delivery of restricted stock units.

Assets Under Management Highlights (Unaudited)
(in millions)	As of
By Investment Vehicle	September 30, 2018	June 30, 2018	% Change
Institutional accounts	$27,723	$28,316	(2.1%)
Open-end funds	23,277	22,827	2.0%
Closed-end funds	9,084	9,061	0.3%
Total	$60,084	$60,204	(0.2%)

By Investment Strategy
U.S. real estate	$25,592	$25,837	(0.9%)
Preferred securities	13,147	12,932	1.7%
Global/international real estate	11,614	11,674	(0.5%)
Global listed infrastructure	6,982	6,909	1.1%
Other	2,749	2,852	(3.6%)
Total	$60,084	$60,204	(0.2%)

Assets under management at September 30, 2018 were $60.1 billion, a decrease of $120 million from $60.2 billion at June 30, 2018. The decrease was driven by net outflows of $76 million and distributions of $802 million, partially offset by market appreciation of $758 million.
Institutional Accounts
Assets under management in institutional accounts at September 30, 2018 were $27.7 billion, a decrease of 2.1% from $28.3 billion at June 30, 2018. The change was primarily due to the following:

•	Japan subadvisory:

◦	Net outflows of $314 million, including $229 million from U.S. real estate and $43 million from global/international real estate;

◦	Market appreciation of $146 million, including $131 million from U.S. real estate; and

◦	Distributions of $433 million, including $406 million from U.S. real estate.

•	Subadvisory excluding Japan:

◦
Net outflows of $335 million, including $167 million from commodities (included in "Other" in the table above), $50 million from large cap value (included in "Other" in the table above) and $38 million from global/international real estate; and

◦	Market appreciation of $65 million, including $36 million from large cap value (included in "Other" in the table above) and $21 million from global/international real estate.

•	Advisory:

◦
Net inflows of $148 million, including $136 million into preferred securities and $84 million into real assets multi-strategy (included in "Other" in the table above), partially offset by net outflows of $69 million from global/international real estate and $27 million from U.S. real estate; and

◦	Market appreciation of $130 million, including $49 million from U.S. real estate, $31 million from global/international real estate and $24 million from global listed infrastructure.
Open-end Funds
Assets under management in open-end funds at September 30, 2018 were $23.3 billion, an increase of 2.0% from $22.8 billion at June 30, 2018. The change was primarily due to the following:

•	Net inflows of $425 million, including $274 million into U.S. real estate, $100 million into preferred securities and $50 million into global/international real estate;

•	Market appreciation of $266 million, including $149 million from U.S. real estate and $102 million from preferred securities; and

•	Distributions of $241 million, including $128 million from U.S. real estate and $111 million from preferred securities.
Closed-end Funds
Assets under management in closed-end funds were $9.1 billion at September 30, 2018 and June 30, 2018 as market appreciation was offset by distributions.

Investment Performance as of September 30, 2018
_________________________

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account's reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2018 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period at September 30, 2018. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of September 30, 2018, cash, cash equivalents, U.S. treasuries and seed investments were $291 million. As of September 30, 2018, stockholders’ equity was $324 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, October 18, 2018 at 9:00 a.m. (ET) to discuss the Company's third quarter results. Investors and analysts can access the live conference call by dialing 800-954-0695 (U.S.) or +1-212-231-2930 (international); passcode: 21897047. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under “Company—Investor Relations—Press Releases.”

A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on October 18, 2018 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21897047. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at www.cohenandsteers.com under “Company—Investor Relations—Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended (1)			% Change From
	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
Revenue
Investment advisory and administration fees	$88,150	$84,420	$86,252
Distribution and service fees	7,451	7,257	7,808
Portfolio consulting and other	2,730	2,733	2,727
Total revenue	98,331	94,410	96,787	4.2%	1.6%
Expenses
Employee compensation and benefits	33,126	32,506	31,886
Distribution and service fees	13,210	12,440	12,968
General and administrative	11,634	11,972	9,849
Depreciation and amortization	1,138	1,205	1,111
Total expenses	59,108	58,123	55,814	1.7%	5.9%
Operating income (loss)	39,223	36,287	40,973	8.1%	(4.3%)
Non-operating income (loss)
Interest and dividend income—net	2,747	2,886	1,425
Gain (loss) from investments—net	413	(603)	912
Foreign currency gains (losses)—net	(2,113)	(3,061)	(10)
Total non-operating income (loss)	1,047	(778)	2,327	*	(55.0%)
Income before provision for income taxes	40,270	35,509	43,300	13.4%	(7.0%)
Provision for income taxes	10,539	9,940	17,562
Net income	29,731	25,569	25,738	16.3%	15.5%
Less: Net (income) loss attributable to redeemable noncontrolling interest	1,059	4,390	(656)
Net income attributable to common stockholders	$30,790	$29,959	$25,082	2.8%	22.8%

Earnings per share attributable to common stockholders
Basic	$0.66	$0.64	$0.54	2.7%	21.6%
Diluted	$0.65	$0.63	$0.53	2.3%	21.5%

Dividends declared per share
Quarterly	$0.33	$0.33	$0.28	—%	17.9%

Weighted average shares outstanding
Basic	46,830	46,819	46,386
Diluted	47,524	47,311	47,047
_________________________

*     Not meaningful.
(1)    The presentation for the third quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. Amounts reclassified had no impact on net income and diluted earnings per share for all historical periods presented.

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Nine Months Ended (1)
	September 30, 2018	September 30, 2017	% Change
Revenue
Investment advisory and administration fees	$257,004	$248,096
Distribution and service fees	22,108	22,867
Portfolio consulting and other	8,093	8,279
Total revenue	287,205	279,242	2.9%
Expenses
Employee compensation and benefits	96,788	91,681
Distribution and service fees	38,492	39,725
General and administrative	35,791	30,733
Depreciation and amortization	3,405	3,245
Total expenses	174,476	165,384	5.5%
Operating income (loss)	112,729	113,858	(1.0%)
Non-operating income (loss)
Interest and dividend income—net	7,434	2,710
Gain (loss) from investments—net	(4,692)	737
Foreign currency gains (losses)—net	(2,672)	(632)
Total non-operating income (loss)	70	2,815	(97.5%)
Income before provision for income taxes	112,799	116,673	(3.3%)
Provision for income taxes	28,575	44,993
Net income	84,224	71,680	17.5%
Less: Net (income) loss attributable to redeemable noncontrolling interest	4,111	(139)
Net income attributable to common stockholders	$88,335	$71,541	23.5%

Earnings per share attributable to common stockholders
Basic	$1.89	$1.54	22.3%
Diluted	$1.87	$1.53	22.3%

Dividends declared per share
Quarterly	$0.99	$0.84	17.9%

Weighted average shares outstanding
Basic	46,778	46,335
Diluted	47,327	46,858
_________________________

(1)    The presentation for the nine months ended September 30, 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018. In addition, certain prior period amounts have been reclassified to conform with the current period presentation. Amounts reclassified had no impact on net income and diluted earnings per share for all historical periods presented.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
Institutional Accounts
Assets under management, beginning of period	$28,316	$27,438	$29,457
Inflows	383	752	1,677
Outflows	(884)	(714)	(1,151)
Net inflows (outflows)	(501)	38	526
Market appreciation (depreciation)	341	1,374	363
Distributions	(433)	(566)	(731)
Transfers	—	32	16
Total increase (decrease)	(593)	878	174
Assets under management, end of period	$27,723	$28,316	$29,631	(2.1%)	(6.4%)
Percentage of total assets under management	46.1%	47.0%	48.2%
Average assets under management	$27,992	$27,412	$29,659	2.1%	(5.6%)

Open-end Funds
Assets under management, beginning of period	$22,827	$22,136	$21,613
Inflows	2,000	2,119	2,297
Outflows	(1,575)	(1,989)	(1,428)
Net inflows (outflows)	425	130	869
Market appreciation (depreciation)	266	906	227
Distributions	(241)	(313)	(177)
Transfers	—	(32)	(16)
Total increase (decrease)	450	691	903
Assets under management, end of period	$23,277	$22,827	$22,516	2.0%	3.4%
Percentage of total assets under management	38.7%	37.9%	36.6%
Average assets under management	$23,245	$22,340	$22,159	4.1%	4.9%

Closed-end Funds
Assets under management, beginning of period	$9,061	$8,888	$9,367
Inflows	—	12	—
Outflows	—	—	—
Net inflows (outflows)	—	12	—
Market appreciation (depreciation)	151	289	129
Distributions	(128)	(128)	(122)
Total increase (decrease)	23	173	7
Assets under management, end of period	$9,084	$9,061	$9,374	0.3%	(3.1%)
Percentage of total assets under management	15.1%	15.1%	15.2%
Average assets under management	$9,177	$8,965	$9,428	2.4%	(2.7%)

Total
Assets under management, beginning of period	$60,204	$58,462	$60,437
Inflows	2,383	2,883	3,974
Outflows	(2,459)	(2,703)	(2,579)
Net inflows (outflows)	(76)	180	1,395
Market appreciation (depreciation)	758	2,569	719
Distributions	(802)	(1,007)	(1,030)
Total increase (decrease)	(120)	1,742	1,084
Assets under management, end of period	$60,084	$60,204	$61,521	(0.2%)	(2.3%)
Average assets under management	$60,414	$58,717	$61,246	2.9%	(1.4%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2018	September 30, 2017	% Change
Institutional Accounts
Assets under management, beginning of period	$29,396	$28,659
Inflows	1,878	3,552
Outflows	(2,433)	(2,268)
Net inflows (outflows)	(555)	1,284
Market appreciation (depreciation)	449	1,887
Distributions	(1,599)	(2,391)
Transfers	32	192
Total increase (decrease)	(1,673)	972
Assets under management, end of period	$27,723	$29,631	(6.4%)
Percentage of total assets under management	46.1%	48.2%
Average assets under management	$27,730	$29,302	(5.4%)

Open-end Funds
Assets under management, beginning of period	$23,304	$19,576
Inflows	6,654	7,048
Outflows	(6,102)	(4,702)
Net inflows (outflows)	552	2,346
Market appreciation (depreciation)	213	1,399
Distributions	(760)	(613)
Transfers	(32)	(192)
Total increase (decrease)	(27)	2,940
Assets under management, end of period	$23,277	$22,516	3.4%
Percentage of total assets under management	38.7%	36.6%
Average assets under management	$22,631	$21,132	7.1%

Closed-end Funds
Assets under management, beginning of period	$9,406	$8,963
Inflows	12	—
Outflows	—	—
Net inflows (outflows)	12	—
Market appreciation (depreciation)	50	777
Distributions	(384)	(366)
Total increase (decrease)	(322)	411
Assets under management, end of period	$9,084	$9,374	(3.1%)
Percentage of total assets under management	15.1%	15.2%
Average assets under management	$9,078	$9,308	(2.5%)

Total
Assets under management, beginning of period	$62,106	$57,198
Inflows	8,544	10,600
Outflows	(8,535)	(6,970)
Net inflows (outflows)	9	3,630
Market appreciation (depreciation)	712	4,063
Distributions	(2,743)	(3,370)
Total increase (decrease)	(2,022)	4,323
Assets under management, end of period	$60,084	$61,521	(2.3%)
Average assets under management	$59,439	$59,742	(0.5%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
Japan Subadvisory
Assets under management, beginning of period	$9,849	$9,876	$13,227
Inflows	35	34	352
Outflows	(349)	(186)	(627)
Net inflows (outflows)	(314)	(152)	(275)
Market appreciation (depreciation)	146	691	54
Distributions	(433)	(566)	(731)
Total increase (decrease)	(601)	(27)	(952)
Assets under management, end of period	$9,248	$9,849	$12,275	(6.1%)	(24.7%)
Percentage of institutional assets under management	33.4%	34.8%	41.4%
Average assets under management	$9,426	$9,524	$12,625	(1.0%)	(25.3%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,318	$6,348	$6,356
Inflows	45	172	161
Outflows	(380)	(432)	(382)
Net inflows (outflows)	(335)	(260)	(221)
Market appreciation (depreciation)	65	230	125
Total increase (decrease)	(270)	(30)	(96)
Assets under management, end of period	$6,048	$6,318	$6,260	(4.3%)	(3.4%)
Percentage of institutional assets under management	21.8%	22.3%	21.1%
Average assets under management	$6,263	$6,329	$6,351	(1.0%)	(1.4%)

Advisory
Assets under management, beginning of period	$12,149	$11,214	$9,874
Inflows	303	546	1,164
Outflows	(155)	(96)	(142)
Net inflows (outflows)	148	450	1,022
Market appreciation (depreciation)	130	453	184
Transfers	—	32	16
Total increase (decrease)	278	935	1,222
Assets under management, end of period	$12,427	$12,149	$11,096	2.3%	12.0%
Percentage of institutional assets under management	44.8%	42.9%	37.4%
Average assets under management	$12,303	$11,559	$10,683	6.4%	15.2%

Total Institutional Accounts
Assets under management, beginning of period	$28,316	$27,438	$29,457
Inflows	383	752	1,677
Outflows	(884)	(714)	(1,151)
Net inflows (outflows)	(501)	38	526
Market appreciation (depreciation)	341	1,374	363
Distributions	(433)	(566)	(731)
Transfers	—	32	16
Total increase (decrease)	$(593)	$878	$174
Assets under management, end of period	$27,723	$28,316	$29,631	(2.1%)	(6.4%)
Average assets under management	$27,992	$27,412	$29,659	2.1%	(5.6%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2018	September 30, 2017	% Change
Japan Subadvisory
Assets under management, beginning of period	$11,458	$13,699
Inflows	138	1,345
Outflows	(940)	(985)
Net inflows (outflows)	(802)	360
Market appreciation (depreciation)	191	607
Distributions	(1,599)	(2,391)
Total increase (decrease)	(2,210)	(1,424)
Assets under management, end of period	$9,248	$12,275	(24.7%)
Percentage of institutional assets under management	33.4%	41.4%
Average assets under management	$9,702	$13,131	(26.1%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,597	$5,892
Inflows	498	514
Outflows	(1,127)	(701)
Net inflows (outflows)	(629)	(187)
Market appreciation (depreciation)	80	555
Total increase (decrease)	(549)	368
Assets under management, end of period	$6,048	$6,260	(3.4%)
Percentage of institutional assets under management	21.8%	21.1%
Average assets under management	$6,333	$6,224	1.8%

Advisory
Assets under management, beginning of period	$11,341	$9,068
Inflows	1,242	1,693
Outflows	(366)	(582)
Net inflows (outflows)	876	1,111
Market appreciation (depreciation)	178	725
Transfers	32	192
Total increase (decrease)	1,086	2,028
Assets under management, end of period	$12,427	$11,096	12.0%
Percentage of institutional assets under management	44.8%	37.4%
Average assets under management	$11,695	$9,947	17.6%

Total Institutional Accounts
Assets under management, beginning of period	$29,396	$28,659
Inflows	1,878	3,552
Outflows	(2,433)	(2,268)
Net inflows (outflows)	(555)	1,284
Market appreciation (depreciation)	449	1,887
Distributions	(1,599)	(2,391)
Transfers	32	192
Total increase (decrease)	(1,673)	972
Assets under management, end of period	$27,723	$29,631	(6.4%)
Average assets under management	$27,730	$29,302	(5.4%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
U.S. Real Estate
Assets under management, beginning of period	$25,837	$24,705	$28,896
Inflows	1,008	1,031	1,491
Outflows	(1,024)	(1,104)	(1,403)
Net inflows (outflows)	(16)	(73)	88
Market appreciation (depreciation)	380	1,945	62
Distributions	(575)	(740)	(803)
Transfers	(34)	—	(10)
Total increase (decrease)	(245)	1,132	(663)
Assets under management, end of period	$25,592	$25,837	$28,233	(0.9%)	(9.4%)
Percentage of total assets under management	42.6%	42.9%	45.9%
Average assets under management	$25,807	$24,726	$28,573	4.4%	(9.7%)

Preferred Securities
Assets under management, beginning of period	$12,932	$13,012	$11,749
Inflows	980	1,020	1,501
Outflows	(808)	(939)	(606)
Net inflows (outflows)	172	81	895
Market appreciation (depreciation)	151	(22)	198
Distributions	(142)	(139)	(133)
Transfers	34	—	—
Total increase (decrease)	215	(80)	960
Assets under management, end of period	$13,147	$12,932	$12,709	1.7%	3.4%
Percentage of total assets under management	21.9%	21.5%	20.7%
Average assets under management	$13,086	$12,984	$12,258	0.8%	6.8%

Global/International Real Estate
Assets under management, beginning of period	$11,674	$10,965	$10,121
Inflows	199	668	351
Outflows	(298)	(270)	(215)
Net inflows (outflows)	(99)	398	136
Market appreciation (depreciation)	64	364	221
Distributions	(25)	(53)	(43)
Transfers	—	—	10
Total increase (decrease)	(60)	709	324
Assets under management, end of period	$11,614	$11,674	$10,445	(0.5%)	11.2%
Percentage of total assets under management	19.3%	19.4%	17.0%
Average assets under management	$11,674	$11,177	$10,360	4.4%	12.7%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2018	June 30, 2018	September 30, 2017	June 30, 2018	September 30, 2017
Global Listed Infrastructure
Assets under management, beginning of period	$6,909	$6,758	$6,394
Inflows	93	121	441
Outflows	(77)	(137)	(168)
Net inflows (outflows)	16	(16)	273
Market appreciation (depreciation)	105	222	146
Distributions	(48)	(55)	(42)
Total increase (decrease)	73	151	377
Assets under management, end of period	$6,982	$6,909	$6,771	1.1%	3.1%
Percentage of total assets under management	11.6%	11.5%	11.0%
Average assets under management	$7,023	$6,845	$6,758	2.6%	3.9%

Other
Assets under management, beginning of period	$2,852	$3,022	$3,277
Inflows	103	43	190
Outflows	(252)	(253)	(187)
Net inflows (outflows)	(149)	(210)	3
Market appreciation (depreciation)	58	60	92
Distributions	(12)	(20)	(9)
Total increase (decrease)	(103)	(170)	86
Assets under management, end of period	$2,749	$2,852	$3,363	(3.6%)	(18.3%)
Percentage of total assets under management	4.6%	4.7%	5.5%
Average assets under management	$2,824	$2,985	$3,297	(5.4%)	(14.3%)

Total
Assets under management, beginning of period	$60,204	$58,462	$60,437
Inflows	2,383	2,883	3,974
Outflows	(2,459)	(2,703)	(2,579)
Net inflows (outflows)	(76)	180	1,395
Market appreciation (depreciation)	758	2,569	719
Distributions	(802)	(1,007)	(1,030)
Total increase (decrease)	(120)	1,742	1,084
Assets under management, end of period	$60,084	$60,204	$61,521	(0.2%)	(2.3%)
Average assets under management	$60,414	$58,717	$61,246	2.9%	(1.4%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2018	September 30, 2017	% Change
U.S. Real Estate
Assets under management, beginning of period	$27,580	$28,927
Inflows	3,362	4,537
Outflows	(3,739)	(3,692)
Net inflows (outflows)	(377)	845
Market appreciation (depreciation)	567	1,142
Distributions	(1,985)	(2,671)
Transfers	(193)	(10)
Total increase (decrease)	(1,988)	(694)
Assets under management, end of period	$25,592	$28,233	(9.4%)
Percentage of total assets under management	42.6%	45.9%
Average assets under management	$25,245	$28,803	(12.4%)

Preferred Securities
Assets under management, beginning of period	$13,018	$9,880
Inflows	3,200	4,030
Outflows	(2,743)	(1,827)
Net inflows (outflows)	457	2,203
Market appreciation (depreciation)	(98)	1,007
Distributions	(423)	(381)
Transfers	193	—
Total increase (decrease)	129	2,829
Assets under management, end of period	$13,147	$12,709	3.4%
Percentage of total assets under management	21.9%	20.7%
Average assets under management	$13,013	$11,210	16.1%

Global/International Real Estate
Assets under management, beginning of period	$11,108	$9,403
Inflows	1,331	965
Outflows	(855)	(756)
Net inflows (outflows)	476	209
Market appreciation (depreciation)	171	971
Distributions	(141)	(148)
Transfers	—	10
Total increase (decrease)	506	1,042
Assets under management, end of period	$11,614	$10,445	11.2%
Percentage of total assets under management	19.3%	17.0%
Average assets under management	$11,251	$10,099	11.4%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2018	September 30, 2017	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$6,932	$5,697
Inflows	465	719
Outflows	(287)	(297)
Net inflows (outflows)	178	422
Market appreciation (depreciation)	20	781
Distributions	(148)	(129)
Total increase (decrease)	50	1,074
Assets under management, end of period	$6,982	$6,771	3.1%
Percentage of total assets under management	11.6%	11.0%
Average assets under management	$6,911	$6,347	8.9%

Other
Assets under management, beginning of period	$3,468	$3,291
Inflows	186	349
Outflows	(911)	(398)
Net inflows (outflows)	(725)	(49)
Market appreciation (depreciation)	52	162
Distributions	(46)	(41)
Total increase (decrease)	(719)	72
Assets under management, end of period	$2,749	$3,363	(18.3%)
Percentage of total assets under management	4.6%	5.5%
Average assets under management	$3,019	$3,283	(8.0%)

Total
Assets under management, beginning of period	$62,106	$57,198
Inflows	8,544	10,600
Outflows	(8,535)	(6,970)
Net inflows (outflows)	9	3,630
Market appreciation (depreciation)	712	4,063
Distributions	(2,743)	(3,370)
Total increase (decrease)	(2,022)	4,323
Assets under management, end of period	$60,084	$61,521	(2.3%)
Average assets under management	$59,439	$59,742	(0.5%)

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company's results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	September 30, 2018		June 30, 2018	September 30, 2017
Net income attributable to common stockholders, U.S. GAAP	$30,790		$29,959	$25,082
Deconsolidation (1)	(63)		485	(558)
Results from seed investments (2)	(551)		(2,154)	(521)
Accelerated vesting of restricted stock units (3)	—		—	298
General and administrative (4)	—		—	(950)
Foreign currency exchange gain (5)	(217)		(953)	—
Tax adjustments (6)	313		528	2,300
Net income attributable to common stockholders, as adjusted	$30,272		$27,865	$25,651

Diluted weighted average shares outstanding	47,524		47,311	47,047
Diluted earnings per share, U.S. GAAP	$0.65		$0.63	$0.53
Deconsolidation (1)	—	*	0.01	(0.01)
Results from seed investments (2)	(0.01)		(0.04)	(0.01)
Accelerated vesting of restricted stock units (3)	—		—	0.01
General and administrative (4)	—		—	(0.02)
Foreign currency exchange gain (5)	(0.01)		(0.02)	—
Tax adjustments (6)	0.01		0.01	0.05
Diluted earnings per share, as adjusted	$0.64		$0.59	$0.55
_________________________

*    Amounts round to less than $0.01 per share.
(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses, and (iii) realized and unrealized (gains) losses on unconsolidated seed investments.
(3)    Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.
(4)    Represents refund of foreign withholding taxes.
(5)    Represents net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries.
(6)    Tax adjustments are summarized in the following table:

(in thousands)	Three Months Ended
	September 30, 2018		June 30, 2018	September 30, 2017
Transition tax liability in connection with the Tax Cuts and Jobs Act	$—		$(123)	$—
Tax reserves	—		—	1,665
Other tax-related items	—		56	(5)
Tax-effect of non-GAAP adjustments	313		595	640
Total tax adjustments	$313		$528	$2,300

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Revenue, U.S. GAAP (1)	$98,331	$94,410	$96,787
Deconsolidation (2)	(180)	(194)	(101)
Revenue, as adjusted	$98,151	$94,216	$96,686

Expenses, U.S. GAAP (1)	$59,108	$58,123	$55,814
Deconsolidation (2)	(373)	(347)	(222)
Accelerated vesting of restricted stock units (3)	—	—	(298)
General and administrative (4)	—	—	950
Expenses, as adjusted	$58,735	$57,776	$56,244

Operating income, U.S. GAAP	$39,223	$36,287	$40,973
Deconsolidation (2)	193	153	121
Accelerated vesting of restricted stock units (3)	—	—	298
General and administrative (4)	—	—	(950)
Operating income, as adjusted	$39,416	$36,440	$40,442

Operating margin, U.S. GAAP	39.9%	38.4%	42.3%
Operating margin, as adjusted	40.2%	38.7%	41.8%
_________________________

(1)    The presentation for the third quarter of 2017 has been recast to reflect the Company's adoption of the new revenue recognition accounting standard on January 1, 2018.
(2)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(3)    Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.
(4)    Represents refund of foreign withholding taxes.

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Non-operating income (loss), U.S. GAAP	$1,047	$(778)	$2,327
Deconsolidation (1)	803	4,722	(1,335)
Results from seed investments (2)	(551)	(2,154)	(521)
Foreign currency exchange gain (3)	(217)	(953)	—
Non-operating income (loss), as adjusted	$1,082	$837	$471
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents (i) dividend income and realized (gains) losses on seed investments in Company-sponsored funds, (ii) the Company's proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized (gains) losses, and (iii) realized and unrealized (gains) losses on unconsolidated seed investments.
(3)    Represents net foreign currency exchange gains associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries.